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CONFIDENTIAL


                        AMENDMENT TO EMPLOYMENT AGREEMENT


                             This Amendment (the "Amendment"), made effective as
of May 17, 1996, to that certain Employment Agreement dated August 15, 1995 (the "Employment Agreement") between Applied Materials, Inc., a Delaware corporation (the "Company"), a corporation having its principal office at 3050 Bowers Avenue, Santa Clara, California, and James W. Bagley ("Executive").

                                    RECITALS

                             Executive resigned his positions as Vice Chairman
of the Board of Directors and as a member of the Board of Directors effective May 17, 1996.

                             Executive is willing to continue employment by the
Company on a part-time basis upon the terms and conditions hereinafter set forth.

                             The effectiveness of this Amendment is conditioned
upon its being duly authorized and approved by the Board of Directors of the Company ("Board"), and the terms of compensation contained herein being approved by the Stock Option and Compensation Committee ("Committee") of the Board.

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                             Capitalized terms used throughout this Amendment
will have the same meanings as such terms are defined in the Employment Agreement except as may be modified herein.

                             This Amendment refers to and should be read in
conjunction with the Employment Agreement.

                             NOW, THEREFORE, in consideration of the foregoing
premises and the mutual covenants herein contained, the parties hereto agree as follows:

                             1. Paragraph 1 of the Employment Agreement
(Employment) shall be unchanged.

                             2. Paragraph 2 of the Employment Agreement
(Position and Responsibilities) is amended to read in full as follows:
                             Position and Responsibilities. Effective immediately, Executive shall serve the Company and the Company shall employ Executive as an advisor to the Company's Chairman of the Board on business, management and performance issues related to the Company, as requested by the Chief Executive Officer.

                             3. Paragraph 3 of the Employment Agreement (Terms
and Duties) is amended to read in full as follows:
                             Terms and Duties. Executive shall continue as an employee of this Company on an "at will" status. The

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                             term of this Employment Agreement shall expire
                             at the close of business on January 3, 1997. Either party hereto may terminate the Employment Agreement, as amended herein, at any time, by giving written notice of its or his election to do so not less than 30 days prior to the effective date of termination. Termination may be accomplished with or without Cause.

                             4. Paragraph 4 of the Employment Agreement
(Compensation and Reimbursement of Expenses; Other Benefits) is hereby amended to read in full as follows:
                             Compensation and Reimbursement of Expenses: Other Benefits. The Company shall compensate Executive during the period of employment at an annualized base salary of $100. A bonus (not payable under the Senior Executive Bonus Plan) shall be awarded to Executive in December 1996 using the same formula and parameters as were used to compute the fiscal year OCEO bonuses. The bonus payment to Executive for fiscal year 1996 will be computed on the salary earned (both paid and deferred) for fiscal 1996 and, if the Executive elects in accordance with the Executive Deferred Compensation Plan, will be deferred in accordance with Executive's

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                             election. Executive will be permitted to defer
                             compensation under the Company's Executive Deferred Compensation Plan and will retain stock options held by him, but Executive will not be eligible for any other Company-sponsored employee benefit plans or compensation arrangements.

                             5. Paragraph 5 of the Employment Agreement
(Obligations of Executive During and After Employment) shall be unchanged.

                             6. Paragraph 6 of the Employment Agreement
(Termination by Company) is superseded in its entirety by this Amendment.

                             7. Paragraph 7 of the Employment Agreement
(Termination by Executive) is superseded in its entirety by this Amendment.

                             8. Paragraph 8 of the Employment Agreement
(Arbitration) shall be unchanged.

                             9. Paragraph 9 of the Employment Agreement (Notice)
shall be unchanged.

                             10. Paragraph 10 of the Employment Agreement (Non-
Waiver. Complete Agreement, Governing Law.) shall be unchanged.

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                             11. Paragraph 11 of the Employment Agreement
(Severability) shall be unchanged.

                             12. Paragraph 12 (Counterparts) of the Employment
Agreement shall be unchanged.

                             13. Paragraph 13 (Publicity) of the Employment
Agreement is hereby terminated.

                             The Executive and the Company have executed this
Amendment, effective as of the date first above written.


                                    APPLIED MATERIALS, INC.
                                    a Delaware Corporation

                                    By
                                       --------------------------------------
                                       James C. Morgan, Chairman of the
                                       Board of Directors and
                                       Chief Executive Officer


                                    THE EXECUTIVE



                                       --------------------------------------
                                       James W. Bagley

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